Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

We have issued our report dated August 30, 2006, accompanying the consolidated financial statements and schedules incorporated by reference in the Annual Report of KOSS CORPORATION on Form 10-K for the years ended June 30, 2006, 2005 and 2004.  We hereby consent to the incorporation by reference of said reports in the Registration Statement of KOSS CORPORATION on Forms S-8 (File No. 333-89872, 33-60804, 333-37986 and 333-20405).

GRANT THORNTON LLP
Milwaukee, Wisconsin
September 6, 2006